UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2010

POWERWAVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place
Santa Ana, CA 92705
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

[Missing Graphic Reference]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Note Exchange

On March 11, 2010, Powerwave Technologies, Inc. (the “Company”), announced that it has entered into separate privately negotiated exchange agreements under which it will retire $60 million in aggregate principal of the Company’s outstanding 1.875% Convertible Subordinated Notes due 2024 (the “Existing Notes”).  In exchange for the Existing Notes being retired, holders will receive $60 million in aggregate principal of new 1.875% Convertible Senior Subordinated Notes due 2024 (the “New Notes”).

The New Notes will be issued under an indenture between the Company, as issuer, and Deutsche Bank Trust Company Americas, as trustee (the “New Indenture”).

The following table outlines the material terms of the New Notes:

New Notes - Summary of Terms
Principal Amount	$60,000,000

Interest	1.875% per annum, payable semiannually on June 15 and December 15 of each year, commencing on June 15, 2010

Ranking
Subordinated to the Company’s existing credit facility and other Senior Indebtedness (as defined in the New Indenture), and senior to the Existing Notes and the Company’s 3.875% Convertible Subordinated Notes due 2027.

Conversion Price	$1.70

Optional Redemption	The Company may redeem all or any portion of the New Notes on or after November 21, 2012.

Initial Holder Put Date	November 15, 2013

Subsequent Holder Put Dates	November 15, 2014 and November 15, 2019

Final Maturity Date	November 15, 2024

Registration Rights	None

Conversion by Holders	The New Notes are convertible by holders at any time prior to the Final Maturity Date.

Automatic Conversion by the Company
The Company may elect to automatically convert the New Notes in whole or in part at any time on or prior to the Final Maturity Date (as defined in the New Indenture) if the closing price of the Company’s common stock (the “Common Stock”) has exceeded 125% of the Conversion Price then in effect for at least 20 trading days in any 30 trading day period.

Make-Whole Payment upon Automatic Conversion
If any date on which the New Notes will be automatically converted occurs on or prior to November 15, 2011, each holder whose New Notes are automatically converted will receive a make-whole payment in cash with respect to the New Notes automatically converted in an amount equal to the aggregate amount of interest payments that would have been payable on such New Notes from the last day through which interest was paid on such New Notes as of the date of automatic conversion, or the issue date of the New Notes, if no interest has been paid, to (but excluding) November 15, 2011, provided that each interest payment that would be owed during such period shall be discounted to the present value of such interest payment using a discount rate equal to the interest rate of U.S. Treasury bonds with equivalent (or nearly equivalent) remaining terms from the applicable conversion date to (but excluding) November 15, 2011.

Payment Upon Conversion	Settlement in Common Stock only.

Make-Whole Premium on Change in Control	Payable in shares of Common Stock in accordance with the table set forth in the New Indenture.

Qualification under Trust Indenture Act (the “TIA”)	As of the date of execution, the New Indenture will not be qualified under the TIA and holders will not be entitled to the protection of any provisions of the TIA.

The foregoing description of the New Notes, and the exchange of the New Notes for the Existing Notes, does not purport to be complete and is qualified in its entirety by reference to the New Indenture (including the exhibits thereto) and the Form of Exchange Agreement, copies of which are included as Exhibits 4.1 and 4.3, respectively, to this Current Report on Form 8-K.

The Company offered the New Notes to the holders of the Existing Notes in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The agreements executed in connection with the exchange contain representations to support the Company’s reasonable belief that the holders had access to information concerning the Company’s operations and financial condition, that the holders are accredited investors and that the holders are not affiliates of the Company, among others.  The New Notes and the underlying common stock issuable upon conversion of the New Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Credit Agreement Amendment

On March 11, 2010, the Company entered into Amendment Number Two to Credit Agreement (the “Amendment”) with Wells Fargo Capital Finance, LLC (formerly Wells Fargo Foothill, LLC, “Wells Fargo”) as arranger and administrative agent for the lenders named therein and the other lenders party to the Credit Agreement (the “Lenders”).  The Amendment amends certain provisions of the Credit Agreement entered into by and among the Company, the Lenders and Wells Fargo on April 3, 2009, as amended December 31, 2009 (the “Credit Agreement”).

The Amendment further amends the Credit Agreement to update certain provisions to include the New Notes.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which will be filed as an exhibit to the Company’s next periodic report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02               Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.              Description

4.1	Indenture, dated as of the closing date of the note exchange, between Powerwave Technologies, Inc. and Deutsche Bank Trust Company Americas.

4.2	Form of 1.875% Convertible Senior Subordinated Note due 2024 (included in Exhibit 4.1).

4.3	Form of Exchange Agreement.

99.1	Press release, dated as of March 11, 2010, announcing the Company’s exchange of its New Notes for a portion of the Existing Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2010	POWERWAVE TECHNOLOGIES, INC.

	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.          Description
4.1	Indenture, dated as of the closing date of the note exchange, between Powerwave Technologies, Inc. and Deutsche Bank Trust Company Americas.

4.2	Form of 1.875% Convertible Senior Subordinated Note due 2024 (included in Exhibit 4.1).

4.3	Form of Exchange Agreement.

99.1	Press release, dated as of March 11, 2010, announcing the Company’s exchange of its New Notes for a portion of the Existing Notes.